UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2012

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

On April 20, 2012, Spartan Motors, Inc. (the "Company") filed a proxy statement (the "Proxy Statement") for its 2012 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Wednesday, May 23, 2012, at 5:00 p.m., local time, at the Soar Room at AL!VE, 800 W. Lawrence Avenue, Charlotte, Michigan  48813. The Proxy Statement included a proposal to approve the Company's Stock Incentive Plan of 2012 (the "Plan").

On May 10, 2012, Institutional Shareholder Services ("ISS") published a proxy analysis and vote recommendation for the Company's Annual Meeting. The proposal to approve the Plan received an unfavorable recommendation from ISS because the Plan, as originally proposed, provided that a "change in control" of the Company (which generally results in an acceleration of vesting of awards granted under the Plan) was triggered upon shareholder approval of a sale of the Company or other change-in-control transaction, rather than the consummation of the transaction.  After consideration of the recommendation by ISS and the provisions of the Plan, the Board of Directors of the Company has amended the Plan to provide that a "change in control" for purposes of the Plan is triggered upon consummation of a sale of the Company or other change-in-control transaction, and not just the shareholder approval of such transaction.

The foregoing is a summary description of certain terms of the Plan, as amended, and is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Spartan Motors, Inc. Stock Incentive Plan of 2012 (as amended through May 15, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 15, 2012	/s/ Thomas T. Kivell
By: Thomas T. Kivell
Its: Secretary and General Counsel

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